                    AMENDED AND RESTATED TERM LOAN AGREEMENT

                            Dated as of May 17, 1995


       FRED MEYER, INC. a Delaware corporation (the "Borrower"), and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "Rabobank Nederland", New York Branch (the "Bank") agree as follows:

                                   ARTICLE I
                        AMOUNTS AND TERMS OF THE ADVANCE

       SECTION 1.01. The Advances. The Bank had made available to the Borrower, on the terms and conditions set forth herein, an advance (the "Tranche A Advance") from November 4, 1991 to and including November 30, 1991 (the "Tranche A Termination Date") in an amount not exceeding $10,000,000 (the "Trance A Commitment"). The Bank agrees, on the terms and conditions hereinafter set forth, to make an advance (the "Tranche B Advance") to the Borrower from time to time during the period from the date hereof to and including May 31, 1996 (the "Tranche B Termination Date") in an amount not to exceed $20,000,000 (the "Tranche B Commitment" and together with the Tranche A Commitment, the "Commitment").

       SECTION 1.02. Making the Advance. (a) The Tranche B Advance shall be made on notice from the Borrower to the Bank delivered before 11:00 A.M. (New York City time) on a Business Day (as hereinafter defined) specifying the amount of such Advance and the Interest Period (as hereinafter defined) therefor pursuant to Section 1.03. Not later than 2:00 P.M. (New York City time) on such Business Day and upon fulfillment of the applicable conditions set forth in Article II, the Bank will make the Tranche B Advance available to the Borrower in same day funds at the Bank's address referred to in Section 6.02.

       SECTION 1.03. Repayment, Interest and Fees. (a) The Borrower shall repay the aggregate unpaid principal amount of (i) the Tranche A Advance on November 13, 1996 (the "Tranche A Maturity Date") and (ii) the Tranche B Advance on May 17, 2000 (the "Tranche B Maturity Date") in accordance with the terms of a promissory note of the Borrower, in substantially the form of Exhibit A-I hereto in respect of the Tranche A Advance and Exhibit A-2 hereto in respect of the Tranche B Advance (each, a "Note"), evidencing the indebtedness resulting from each Advance and delivered to the Bank pursuant to Article II.

       (b) The Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal is paid in full at the applicable rate set forth below.

       (c) The period between the date of each Advance and the date of payment in full of each Advance shall be divided into successive three-month periods, each such period being an "Interest Period" for such Advance. The initial Interest Period for each Advance shall begin on the date of such Advance and end on the three month anniversary of such date, and thereafter, each subsequent Interest Period for such Advance shall begin on the last day of the immediately preceding Interest Period for such Advance and end on the next three month anniversary of the date of such Advance.

       (d) The Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is due, payable on the last day of each Interest Period for such Advance, at an interest rate per annum equal at all times during such Interest Period for such Advance to the rate per annum set forth in the Note evidencing such Advances.

       (e) On any overdue principal amount of any Advance the Borrower shall pay interest on demand at the Default Rate from the date such amount becomes due to the date such amount is paid in full. The "Default Rate" is a fluctuating rate equal to 2 percent per annum above the rate of interest announced by the Bank from time to time in New York, New York as the Bank's base rate (the "Base Rate"), each change in such fluctuating interest rate to take effect simultaneously with the corresponding change in the Base Rate.

       (f) The Borrower agrees to pay to the Bank on the date hereof a facility fee in an amount equal to five (5) basis points on the aggregate amount of the Tranche B Commitment.

       SECTION 1.04. Optional Prepayments. The Borrower may, upon at least five Business Day's notice to the Bank, prepay the outstanding amount of any Advance in whole or in part with accrued interest to the date of such prepayment on the amount prepaid, provided, however, that any prepayment of such Advance shall be accompanied by the compensation provided for by
Section 6.05 hereof.

       SECTION 1.05. Increased Costs. If, after the date hereof either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation or (ii) the compliance by the Bank with any new guideline or request from any central bank or other governmental authority (whether or not having the force of law), shall result in any increase in the cost to the Bank of making, funding or maintaining any Advance, then the Borrower shall from time to time, upon demand by the Bank, pay to the Bank additional amounts sufficient to indemnify the Bank against such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by the Bank, shall, in the absence of manifest error, be conclusive and binding for all purposes.

       SECTION 1.06. Payments and Computations. The Borrower shall make each payment hereunder and under the Note evidencing an Advance not later than 12:00 noon (New York City time) on the day when due in lawful money of the United States of America to the Bank at its address referred to in
Section 6.02 in same day funds. The Borrower hereby authorizes the Bank, if and to the extent payment of any amount is not made when due under this Agreement and any Note, to charge from time to time against any account of the Borrower with the Bank any amount so due. All computations of interest hereunder (unless calculated by reference to the Base Rate) and under any Note and commitment fee hereunder shall be made by the Bank on the basis of a year of 360 days, for the actual number of days (including the first day but excluding the last day) elapsed and all calculations of interest determined by reference to the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) elapsed.

       SECTION 1.07. Payment on Non-Business Days. Whenever any payment to be made hereunder or under any Note shall be stated to be due, or whenever the last day of any Interest Period would otherwise occur, on a Saturday, Sunday or a public or bank holiday in New York City (any other day being a "Business Day"), such payment may be made, and the last day of such Interest Period shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

                                   ARTICLE II
                              CONDITIONS PRECEDENT

       SECTION 2.01. Condition Precedent to each Advance. The obligation of the Bank to make an Advance is subject to the condition precedent that the Bank shall have received on or prior to such Advance the following, each dated the day of such Advance, in form and substance satisfactory to the
Bank:

       (a) A Note evidencing each of the Tranche A Advance and the Tranche B Advance.

       (b) Satisfactory evidence of authority of the Borrower to undertake the transactions contemplated hereby.

       (c) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and each Note and the other documents to be delivered by it hereunder.

       SECTION 2.02. Additional Conditions Precedent to each Advance. The obligation of the Bank to make an Advance shall be subject to the further conditions precedent that on the date of such Advance (a) the following statements shall be true (and the receipt by the Borrower of the proceeds of such Advance shall be deemed to constitute a representation and warranty by the Borrower that such statements are true on such date):

       (i) The representations and warranties contained in Section 3.01 of this Agreement, are correct in all material respects on and as of the date of such Advance as though made on and as of such date, and

       (ii) No event has occurred and is continuing, or would result from each Advance, which constitutes an Event of Default (as defined in Section 5.01 hereof) or would constitute an Event of Default but for the requirement that notice be given or time elapse or both;

and (b) the Bank shall have received such other approvals, opinions or documents as the Bank may reasonably request.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

       SECTION 3.01. Representations and Warranties of the Borrower. The Borrower represents and warrants as follows:

       (a) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement.

       (b) The execution, delivery and performance by the Borrower of this Agreement and each Note are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) the Borrower's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Borrower, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

       (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement and each Note.

       (d) This Agreement and each Note are the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally.

       (e) The balance sheets of the Borrower and its subsidiaries as at January 28, 1995, 1995, and the related statements of income and retained earnings of the Borrower and its subsidiaries for the fiscal period then ended, copies of which have been furnished to the Bank, fairly present the financial condition of the Borrower and its subsidiaries as at such date and the results of the operations of the Borrower and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since January 28, 1995 there has been no change in such condition or operations which would materially and adversely affect the ability of the Borrower to perform any of its obligations hereunder or under any Note.

       (f) There is no pending, or threatened action or proceeding affecting the Borrower or any of its subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Borrower or any subsidiary.

       (g) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                              ARTICLE IV
                       COVENANTS OF THE BORROWER

       SECTION 4.01. Incorporation of Covenants. Reference is made to that certain Credit Agreement dated as of June 30, 1994 (the "1994 Credit Agreement") among the Borrower, Continental Bank, as Agent, and other financial institutions party thereto. Further reference is made to the covenants contained in Section 10 of the 1994 Credit Agreement (hereinafter referred to as the "Incorporated Covenants"). The Borrower agrees with the Bank that the Incorporated covenants (and the related definitions and all other relevant provisions of the 1994 Credit Agreement related thereto) are hereby incorporated by reference into this Agreement to the same extent and with the same effect as if set forth fully herein, without giving effect to any waiver, amendment, modification, termination or replacement of the 1994 Credit Agreement or any term or provision of the Incorporated Covenants occurring subsequent to the date of this Agreement, except to the extent such waiver, amendment, modification, termination or replacement has been approved in writing by the Bank; provided that any reference in the Incorporated Covenants to "Lender" shall be deemed to be a reference to the Bank.

                                    ARTICLE V
                                EVENTS OF DEFAULT

       SECTION 5.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

       (a) The Borrower shall fail to pay principal when due or shall fail to pay interest or any other amount payable hereunder or under any Note within 5 days of when due; or

       (b) Any representation or warranty made by the Borrower hereunder or in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

       (c) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement and any such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Bank; or

       (d) The Borrower or any of its Material Subsidiaries shall fail to pay any indebtedness in excess of $5,000,000 (excluding indebtedness evidenced by any Note) of the Borrower or such subsidiary (as the case may be), or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other default under any agreement or instrument relating to any such indebtedness, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

       (e) The Borrower or any of its Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief; or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, and, in the case of any such proceeding instituted against it (but not instituted by it) either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property) shall occur; or any Borrower or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

       (f) Any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against the Borrower or any of its Material Subsidiaries and shall remain unsatisfied, undischarged, unvacated, unbonded or unstayed for a period of 60 days or in any event later than five days prior to the date of any proposed sale thereunder.

then, and in any such event, the Bank (i) may, by notice to the Borrower, declare its obligation to make the Tranche B Advance to be terminated, whereupon the same shall forthwith terminate, and (ii) may, by notice to the Borrower, declare each Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon each Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower or any subsidiary under the Federal Bankruptcy Code, (x) the obligation of the Bank to make the Tranche B Advance shall automatically be terminated and (y) each Note, all such interest and all such amounts shall automatically become due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VI
                                  MISCELLANEOUS

       SECTION 6.01. Amendments, Etc. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

       SECTION 6.02. Notices, Etc. All notices and other communications provided for under this Agreement shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 3800 S.E. 22nd Avenue, Portland, Oregon 97202, Attention:
Treasurer; telecopier no. (503) 797-5299 and if to the Bank, at its address at 245 Park Avenue, New York, New York 10167, Attention: Corporate Services Department; telecopier no. (212) 916- 7930 or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telegraphed, telexed or cabled, be effective, if by mail, three business days after depositing in the mails, if by telex, when confirmed by telex answerback received, if by telecopier, when receipt is either confirmed by confirming transmission equipment or acknowledged by the addressee or its office, and, if by any other means, upon receipt, except that notices to the Bank pursuant to the provisions of Article I shall not be effective until received by the Bank. Notwithstanding the other provisions of this
Section 6.02, the Bank may accept oral borrowing notice pursuant to Section
1.02 hereof, provided that the Bank shall incur no liability to the Borrower in acting on any such communication that the Bank believes in good faith to have been given by a person authorized to give such notice on behalf of the Borrower. Any confirmation sent by the Bank to the Borrower of any borrowing under this Agreement shall, in the absence of manifest error, be conclusive and binding for all purposes.error, be conclusive and binding for all purposes.

       SECTION 6.03. No Waiver; Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right under this Agreement or any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under the Note preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement or any Note are cumulative and not exclusive of any remedies provided by law.

       SECTION 6.04. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied, except as otherwise stated herein.

       SECTION 6.05. Costs, Expenses and Taxes. (a) Each party shall be responsible for its own expenses incurred in the preparation, execution and delivery of this Agreement. The Company agrees to pay on demand all costs and expenses (including reasonable counsel fees and expenses) in connection with the enforcement of this Agreement and any Note and the other documents to be delivered under the Agreement and any Note.

       (b) If, due to payments made by the Borrower pursuant to Section
1.04 or the acceleration of the maturity of any Advance pursuant to Section 5.01, the Bank receives payments of principal of such Advance other than on the maturity date for such Advance, the Borrower shall pay to the Bank on demand any amounts required to compensate the Bank for any loss or expense arising from the liquidation and/or redeployment of funds obtained by the Bank in order to make such Advance (but excluding any loss of anticipated profits). A certificate of the amounts payable pursuant to this Section 6.05(b) (setting forth in reasonable detail the calculation of such amounts) submitted by the Bank to the Company shall be conclusive, absent manifest error.

       SECTION 6.06. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and each Note, irrespective of whether or not the Bank shall have made any demand under this Agreement or each Note and although such deposits, indebtedness or obligations may be unmatured or contingent. The Bank agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

       SECTION 6.07. Severability of Provisions. Any provision of this Agreement or of any Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforce ability of such provision in any other jurisdiction.

       SECTION 6.08. Consent to Jurisdiction. (a) The Borrower hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement or any Note, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court. The Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower irrevocably consents to the service of copies of the summons and complaint and any other process which may be served in any such action or proceeding by the mailing of copies of such process to the Borrower at its address specified in Section 6.02. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

       (b) Nothing in this Section 6.08 shall affect the right of the Bank to serve legal process in any other manner permitted by law or affect the right of the Bank to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

       SECTION 6.09. Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that neither party hereto shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other. This Agreement and each Note shall be governed by, and construed in accordance with, the laws of the State of New York.

       SECTION 6.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement.

       SECTION 6.11. WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE BANK HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT TO WHICH IT IS A PARTY OR ANY INSTRUMENT OR DOCUMENT DELIVERED THEREUNDER.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                FRED MEYER, INC.


                                By /s/ MICHAEL DON
                                   ---------------------------------------
                                   Vice President/Treasurer


                                COOPERATIEVE CENTRALE
                                  RAIFFEISEN-BOERENLEENBANK B.A.,
                                  "Rabobank Nederland", New York
                                   Branch


                                By /s/
                                   ---------------------------------------
                                   Authorized Officer


                                By
                                   ---------------------------------------
                                   Authorized Officer

                                  EXHIBIT A - 1

                            TRANCHE A PROMISSORY NOTE


$10,000,000                                           Dated:  May 17, 1995


       FOR VALUE RECEIVED, the undersigned, FRED MEYER, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "Rabobank Nederland", New York Branch (the "Bank") the principal sum of Ten Million Dollars ($10,000,000), on November 13, 1996.

       The Borrower promises to pay interest on the unpaid principal amount of the Advance from the date of such Advance until such principal amount is paid in full (i) for the period from the date of the Advance to and including the maturity date of the Advance, at 7.74 percent per annum and
(ii) after such maturity date, at the Default Rate set forth in the Credit Agreement. Interest is payable at such times, as are specified in the Credit Agreement.

       Both principal and interest are payable in lawful money of the United States of America to the Bank at 245 Park Avenue, New York, New York 10167, in same day funds.

       This Promissory Note is the Note referred to in, and is entitled to the benefits of the Amended and Restated Term Loan Agreement dated as of May 17, 1995 (the "Credit Agreement") between the Borrower and the Bank. The Credit Agreement, among other things, (i) provides for the making of advances (the "Advances") by the Bank to the Borrower from time to time in the amount first above mentioned, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

       This Promissory Note is in substitution of and replacement for the Note dated as of November 13, 1991 made by the Borrower in favor of the Bank.

                                       FRED MEYER, INC.



                                       By
                                         ---------------------------------
                                         Title:

                                  EXHIBIT A - 2

                            TRANCHE B PROMISSORY NOTE


$20,000,000                                            Dated: May 17, 1995



       FOR VALUE RECEIVED, the undersigned, FRED MEYER, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A. "Rabobank Nederland", New York Branch (the "Bank") the principal sum of Twenty Million Dollars ($20,000,000), on May 17, 2000.

       The Borrower promises to pay interest on the unpaid principal amount of the Advance from the date of such Advance until such principal amount is paid in full (i) for the period from the date of the Advance to and including the maturity date of the Advance, at __ percent per annum and
(ii) after such maturity date, at the Default Rate set forth in the Credit Agreement. Interest is payable at such times, as are specified in the Credit Agreement.

       Both principal and interest are payable in lawful money of the United States of America to the Bank at 245 Park Avenue, New York, New York 10167, in same day funds.

       This Promissory Note is the Note referred to in, and is entitled to the benefits of the Amended and Restated Term Loan Agreement dated as of May 17, 1995 (the "Credit Agreement") between the Borrower and the Bank. The Credit Agreement among other things, (i) provides for the making of advances (the "Advances") by the Bank to the Borrower from time to time in the amount first above mentioned, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                       FRED MEYER, INC.



                                       By
                                         ---------------------------------
                                         Title:

                            TRANCHE A PROMISSORY NOTE


$10,000,000                                           Dated:  May 17, 1995


       FOR VALUE RECEIVED, the undersigned, FRED MEYER, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "Rabobank Nederland", New York Branch (the "Bank") the principal sum of Ten Million Dollars ($10,000,000), on November 13, 1996.

       The Borrower promises to pay interest on the unpaid principal amount of the Advance from the date of such Advance until such principal amount is paid in full (i) for the period from the date of the Advance to and including the maturity date of the Advance, at 7.74 percent per annum and
(ii) after such maturity date, at the Default Rate set forth in the Credit Agreement. Interest is payable at such times, as are specified in the Credit Agreement.

       Both principal and interest are payable in lawful money of the United States of America to the Bank at 245 Park Avenue, New York, New York 10167, in same day funds.

       This Promissory Note is the Note referred to in, and is entitled to the benefits of the Amended and Restated Term Loan Agreement dated as of May 17, 1995 (the "Credit Agreement") between the Borrower and the Bank. The Credit Agreement, among other things, (i) provides for the making of advances (the "Advances") by the Bank to the Borrower from time to time in the amount first above mentioned, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

       This Promissory Note is in substitution of and replacement for the Note dated as of November 13, 1991 made by the Borrower in favor of the Bank.

                                       FRED MEYER, INC.



                                       By /s/ MICHAEL H. DON
                                         ---------------------------------
                                         Title: VP/Treasurer

                            TRANCHE B PROMISSORY NOTE


$20,000,000                                            Dated: May 30, 1995

       FOR VALUE RECEIVED, the undersigned, FRED MEYER, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "Rabobank Nederland", New York Branch (the "Bank") the principal sum of Twenty Million Dollars ($20,000,000), on May 30, 2000.

       The Borrower promises to pay interest on the unpaid principal amount of the Advance from the date of such Advance until such principal amount is paid in full (i) for the period from the date of the Advance to and including the maturity date of the Advance at 6.775 percent per annum and
(ii) after such maturity date, at the Default Rate set forth in the Credit Agreement. Interest is payable at such times, as are specified in the Credit Agreement.

       Both principal and interest are payable in lawful money of the United States of America to the Bank at 245 Park Avenue, New York, New York 10167, in same day funds.

       This Promissory Note is the Note referred to in, and is entitled to the benefits of the Amended and Restated Term Loan Agreement dated as of May 17, 1995 (the "Credit Agreement") between the Borrower and the Bank. The Credit Agreement, among other things, (i) provides for the making of advances (the "Advances") by the Bank to the Borrower from time to time in the amount first above mentioned, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                                       FRED MEYER, INC.



                                       By /s/ MICHAEL H. DON
                                         ---------------------------------
                                         Title: VP/Treasurer